EXHIBIT 16
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October 12, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs/Madams:

We have read the statements contained in Item 4.01 (Changes in Registrant's Certifying Accountant) of Greystone Logistics, Inc.'s, Form 8-K/A dated October 12, 2007, and we agree with such statements in paragraphs one through five, except that we are not in a position to agree or disagree with Greystone Logistics, Inc.'s statement that the change was approved by the Board of Directors.



Very truly yours,

/s/ Murrell, Hall, McIntosh & Co., PLLP
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Murrell, Hall, McIntosh & Co., PLLP